UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2013

PERVASIVE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices, including zip code)

(512) 231-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2013, Pervasive Software Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Actian Corporation, a Delaware corporation (“Actian”), and Actian Sub II, Inc., a Delaware corporation and a wholly owned subsidiary of Actian (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), and the Company shall continue as the surviving corporation of the Merger and as a wholly owned subsidiary of Actian.

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of common stock of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company or Actian or any subsidiary thereof) will be cancelled and extinguished and automatically converted into the right to receive $9.20 in cash; each option to purchase Common Stock outstanding immediately prior to the Effective Time (whether vested or unvested) shall be cancelled and converted into, and shall become a right to receive, an amount in cash equal to the product of (a) the excess, if any, of $9.20 less the exercise price per share attributable to such option and (b) the number of shares of Common Stock issuable upon exercise in full of such option; and each restricted stock unit outstanding immediately prior to the Effective Time shall be cancelled and converted into, and shall become a right to receive, an amount in cash equal to the product of (x) $9.20 and (y) the number of shares of Common Stock issuable upon settlement in full of the restricted stock unit, in each case without interest and subject to any applicable withholding of taxes.

The completion of the Merger is subject to various closing conditions, including obtaining the approval of the stockholders holding a majority of the outstanding Common Stock of the Company and receiving antitrust approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

Pursuant to the terms of the Merger Agreement, the Company is subject to a “no-shop” restriction on its ability to solicit alternative acquisition proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to provisions that allow the Company under certain circumstances to provide information and participate in discussions with respect to unsolicited alternative acquisition proposals.

The Merger Agreement contains certain termination rights for both the Company and Actian, including upon the failure by Actian to obtain the required debt financing for the transaction. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Actian a termination fee of approximately $4.9 million, and upon termination under specified circumstances, Actian would be required to pay the Company a termination fee of $10.0 million.

The Board of Directors of the Company has approved the Merger and the Merger Agreement. Shea & Company, LLC (“Shea”) has served as financial advisor to the Board of Directors. On January 27, 2013, Shea delivered a written opinion to the Board of Directors that, as of the date of the Merger Agreement (subject to the assumptions, qualifications, limitations and other matters set forth therein), the merger consideration is fair to the holders of the Common Stock of the Company from a financial point of view.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.01 and incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Actian. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosures exchanged between the parties in connection with the signing of the Merger Agreement. These disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Actian, rather than establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or Actian.

Item 8.01 Other Events.

On January 28, 2013, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.01	Agreement and Plan of Merger, dated January 28, 2013, by and among Actian Corporation, Actian Sub II, Inc. and the Company.

99.1	Pervasive Software Inc. Press Release, dated January 28, 2013.

Additional Information and Where You Can Find It

In connection with the proposed transaction, the Company will file a proxy statement and relevant documents concerning the proposed transaction with the SEC. Investors and security holders of the Company are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Pervasive Software Investor Relations at investor.relations@pervasive.com or via telephone at 800-287-4383. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

The Company and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different then those of the

Company’s stockholders generally) is included in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from Pervasive Software Investor Relations, at http://investor.pervasive.com.

Note on Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Actian to successfully integrate the Company’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIVE SOFTWARE INC.

By:	/s/ Randy Jonkers
Randy Jonkers Chief Financial Officer

Date: January 28, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.01	Agreement and Plan of Merger, dated January 28, 2013, by and among Actian Corporation, Actian Sub II, Inc. and the Company.

99.1	Pervasive Software Inc. Press Release, dated January 28, 2013.